   As filed with the Securities and Exchange Commission on February 19, 1999
                            Registration No. 333-
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                               --------------

                         AMERUS LIFE HOLDINGS, INC.
--------------------------------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


                  IOWA                                        42-1459712
     --------------------------------                 -----------------------
     (State or other jurisdiction of                        (IRS Employer
     incorporation or organization)                    Identification Number)


                              699 WALNUT STREET
                              DES MOINES, IOWA
                               (515) 362-3600

------------------------------------------------------------------------------

             (Address, including zip code, and telephone number,
               including area code, of Registrant's principal
                             executive offices)

                                                            Copy to:

             JAMES A. SMALLENBERGER                  RICHARD G. CLEMENS, ESQ.
       Senior Vice President and Secretary               Sidley & Austin
          AmerUs Life Holdings, Inc.                 One First National Plaza
              699 Walnut Street                      Chicago, Illinois  60603
          Des Moines, Iowa  50309-3948                    (312) 853-7000
                (515) 362-3600
----------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                -------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                       CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                         Maximum      Maximum
    Title of            Amount           Offering    Aggregate    Amount of
   Securities            To Be            Price       Offering   Registration
To Be Registered     Registered(1)     Per Share(2)   Price(2)      Fee(3)
--------------------------------------------------------------------------------

Common Stock, no  par value   100,000
per share                     Shares      $18.50     $1,850,000      $514

--------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to 100,000 shares to be issued or offered pursuant to the AmerUs Life Holdings, Inc. 1999 Non-Employee Stock Option Plan.

(2)  Estimated solely for purposes of calculating registration fee.

(3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 16, 1999 of $18.50 share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         AMERUS LIFE HOLDINGS, INC.
                              699 WALNUT STREET
                        DES MOINES, IOWA  50309-3948
                               (515) 362-3600

                         --------------------------

                     1999 NON-EMPLOYEE STOCK OPTION PLAN

                         --------------------------
     100,000 shares of Class A Common Stock, no par value per share, of AmerUs Life Holdings, Inc. (the "Company") will be offered upon the exercise of options ("Options") and may be offered, at the Company's election, upon the exercise of stock appreciation rights ("Stock Appreciation Rights") granted to insurance agents and other non-employees of the Company and its subsidiaries pursuant to its 1999 Non-Employee Stock Option Plan (the "Plan").

     The exercise price, number of shares that may be received upon exercise, and certain other terms of each Option and/or Stock Appreciation Right will be set forth in a separate stock option agreement and/or stock appreciation rights agreement entered into between the Company and the agent or other non-employee of the Company granted such Option or Stock Appreciation Right under the Plan. The shares of Class A Common Stock delivered pursuant to the Plan may be authorized but unissued shares and/or issued shares purchased by the Company on the open market or in negotiated transactions. The Class A Common Stock is listed on the New York Stock Exchange under the symbol "AMH."

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                      ---------------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE SUCH DATE.
                      ---------------------------------

                The date of this Prospectus is ________, 1999

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract, agreement or other document filed as an
exhibit to the Registration Statement.   Reference is made to the exhibits for
a more complete description of the matter involved. Such reports, proxy and information statements, the Registration Statement and other information filed with the Commission by the Company may be inspected at and obtained from the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, 500 West Madison Avenue, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained, at prescribed rates, by mail from the Public Reference Section of the Commission at its Washington, D.C. address set forth above. In addition, material filed by the Company, can be obtained and inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which the Company's Common Stock is listed. Such material may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, ON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. Written or telephone requests should be directed to James A. Smallenberger, Senior Vice President and Secretary, AmerUs Life Holdings, Inc., 699 Walnut Street, Des Moines, Iowa 50309-3948 (telephone number (515) 362-3600). The Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and all other reports filed with the Commission pursuant to the requirements of Section 13(a) or 15(d) of the Exchange Act since that date are hereby incorporated by reference
in this Prospectus.   The description of the Company's Class A Common Stock
contained in the Company's registration statement on Form 8-A filed by the Company with the Commission on January 3, 1997, including any amendments or reports filed for the purpose of updating such description, is also hereby incorporated by reference in this Prospectus.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE IOWA COMMISSIONER OF INSURANCE NOR HAS THE IOWA COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                             ------------------

     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. A NUMBER OF MATTERS AND SUBJECT AREAS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS ARE NOT LIMITED TO HISTORICAL OR CURRENT FACTS AND DEAL WITH POTENTIAL FUTURE CIRCUMSTANCES AND DEVELOPMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (I) HEIGHTENED COMPETITION, INCLUDING THE ENTRY OF NEW COMPETITORS AND THE DEVELOPMENT OF NEW PRODUCTS BY COMPETITORS; (II) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION, INCLUDING INCREASES IN MINIMUM CAPITAL AND RESERVES, AND OTHER FINANCIAL VIABILITY REQUIREMENTS AND ADDITIONAL REGULATIONS OF MUTUAL HOLDING COMPANIES;
(III) FAILURE TO DEVELOP MULTIPLE DISTRIBUTION CHANNELS IN ORDER TO OBTAIN NEW CUSTOMERS OR FAILURE TO RETAIN EXISTING CUSTOMERS; (IV) INABILITY TO CARRY OUT MARKETING AND SALES PLANS, INCLUDING, AMONG OTHERS, CHANGES TO CERTAIN PRODUCTS AND ACCEPTANCE OF THE REVISED PRODUCTS IN THE MARKET; (V) LOSS OF KEY EXECUTIVES; (VI) CHANGES IN INTEREST RATES CAUSING A REDUCTION OF INVESTMENT INCOME; (VII) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; (VIII) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; (IX) INACCURACIES IN ASSUMPTIONS REGARDING FUTURE MORBIDITY, PERSISTENCY, MORTALITY AND INTEREST RATES USED IN CALCULATING RESERVE AMOUNTS; (X) ADVERSE CHANGES IN RATINGS ASSIGNED BY RATING AGENCIES; (XI) CHANGES IN TAX LAWS WHICH NEGATIVELY AFFECT DEMAND FOR THE COMPANY'S PRODUCTS; (XII) MANAGEMENT DISRUPTION, POTENTIAL ADDITIONAL COSTS, LIABILITIES AND UNCERTAINTIES ASSOCIATED WITH THE POSSIBLE DEMUTUALIZATION OF AMERICAN MUTUAL HOLDING COMPANY, A MUTUAL HOLDING COMPANY WHICH INDIRECTLY CONTROLS THE COMPANY; AND (XIII) THE RISK FACTORS OR UNCERTAINTIES LISTED HEREIN OR LISTED FROM TIME TO TIME IN THIS PROSPECTUS OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN. A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTED RESULTS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS, INCLUDING THOSE SET FORTH IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                                 THE COMPANY

     The Company is an insurance holding company engaged through its subsidiaries in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin Islands. The Company was formed in 1996 as a result of the creation of American Mutual Holding Company ("AMHC"), the first mutual insurance holding company in the United States. AMHC owns 100% of AmerUs Group Co., the Company's controlling shareholder. The Company's principal subsidiaries are AmerUs Life Insurance Company, Delta Life Corporation and AmVestors Financial Corporation.

     The principal executive office of the Company is located at 699 Walnut Street, Des Moines, Iowa 50309-3948. Its telephone number is (515) 362-3600. Additional information concerning the Company and its business activities is contained in the incorporated documents, to which reference is hereby made.

                                  THE PLAN

     The following questions and answers set forth the terms and conditions of the Plan.

                          WHO ADMINISTERS THE PLAN?

     The Plan shall be administered by Douglas K. Owens, Vice
President-Compensation of the Company or any successor designated by the Company's Chief Human Resources Officer or the Board of the Directors of the Company (the "Administrator").

                    WHO IS ELIGIBLE TO RECEIVE AN AWARD?

     Agents and other Non-Employees of the Company and its subsidiaries will be eligible to receive Options or Stock Appreciation Rights (Options and Stock Appreciation Rights are collectively referred to as "Awards") under the Plan pursuant to criteria established by the Administrator. Each such Agent or other Non-Employee who receives an Award under the Plan is referred to as a "Participant." The Company has no obligation to select any or all Agents or Non-Employees for participation in the Plan. For purposes of the Plan, an "Agent" is a person who (i) is an agent, managing general agent, personal producing agent or other person, (ii) is an independent contractor and (iii) receives commissions in connection with the sale of life insurance or annuities issued by a subsidiary of the Company, and a "Non-Employee" is a person who is neither an Agent nor an employee of the Company or any of its subsidiaries, but significantly contributes to the success of the Company and/or any of its subsidiaries.

                      ON WHAT BASIS ARE AWARDS GRANTED?

With respect to each January 1 to December 31 period (a "Plan Year"), the Company will determine a method pursuant to which the Company will grant Awards
to Participants.   For each Plan Year, the Company will announce whether Awards will be granted, the criteria under which Awards will be granted, the vesting requirements for Awards granted and all other provisions designated by the Administrator with respect to Awards to be granted during the ensuing Plan Year.

                                   OPTIONS

                      HOW ARE OPTION PRICES DETERMINED?

     The price at which each Option will be granted under the Plan will be determined by the Administrator at the time of grant, but will not be less than the closing price of the Common Stock reported on the New York Stock Exchange (or the principal market on which the Common Stock is traded, if not listed on that exchange) as of the date of the grant.

                      WHEN CAN AN OPTION BE EXERCISED?

     Subject to certain restrictions, Options are exercisable to the extent vested. Each Option will have an expiration date (which will not exceed ten years from the date of grant), at which time such Options, to the extent not
previously exercised, will terminate.   The schedule for the vesting of Options
will be determined by the Administrator. The Administrator may also condition the exercise of Options upon the attainment of performance goals or other criteria.

                         HOW IS AN OPTION EXERCISED?

     An Option may be exercised in full or in part (subject to a minimum of 100 shares of Common Stock or the number of shares as to which the Option is then exercisable, whichever is less) by delivering written notice to the Company and payment of the exercise price. A person exercising an Option will become a shareholder of the shares of Common Stock for which the Option is exercised at the time the Administrator determines that the exercise is valid, the option price has been received and a certificate for the shares has been issued. Certificates for shares of Common Stock will be issued in due course.

                      HOW MAY THE OPTION PRICE BE PAID?

     Payment of the exercise price of an Option may be made in cash (including check) or, in the sole discretion of the Administrator and subject to any conditions set forth in the option agreement, by the tender of previously held shares of the Company's Common Stock or both. If payment by the tender of Common Stock is made, the value of each share tendered shall be deemed to be the closing price reported on the New York Stock Exchange (or the principal market on which the Common Stock is traded, if not listed on that exchange) on the last trading date prior to the date of exercise.

                          STOCK APPRECIATION RIGHTS

                     WHAT ARE STOCK APPRECIATION RIGHTS?

     Awards of Stock Appreciation Rights will be designated in stock units ("Stock Units"). The Administrator will determine the number of Stock Units granted upon any Award of Stock Appreciation Rights. Each Stock Unit granted to a Participant entitles that Participant to receive an amount in cash or shares of Common Stock equal in value to the difference between the fair market value of one share of Common Stock on the date of exercise of such Stock Unit and the fair market value of one share of Common Stock on the date of grant of such Stock Unit. The Administrator will determine if the Participant will receive cash or shares of Common Stock upon exercise of Stock Units.

              WHEN CAN STOCK APPRECIATION RIGHTS BE EXERCISED?

     Stock Appreciation Rights may be exercised after an initial restriction period, the length of which will be determined by the Administrator. After the restriction period, the Stock Appreciation Rights will be exercisable for a period determined by the Administration, which will not exceed ten years from the date of grant.

                             GENERAL PROVISIONS

                     HOW MANY SHARES OF COMMON STOCK ARE
                    AVAILABLE FOR AWARDS UNDER THE PLAN?

     Subject to adjustments for stock splits, stock dividends and other similar changes in the number and character of shares of Common Stock subject to Awards, Awards may be granted for up to 100,000 shares of Common Stock under the Plan. Shares delivered pursuant to exercises of Options or in connection with Stock Appreciation Rights may be authorized but unissued shares of Common Stock, issued shares of Common Stock which have been reacquired by the Company or a combination thereof.

          WHAT HAPPENS IF THERE IS A STOCK SPLIT OR STOCK DIVIDEND?

     The number of shares of Common Stock available for Awards under the Plan, the exercise price per share of Common Stock under each outstanding Option, and the number and value of Stock Units granted under the Plan will be appropriately adjusted.

                       WHO ELSE MAY EXERCISE AN AWARD?

     Awards are not transferable other than by will or by the laws of descent and distribution upon death. In the case of death, an Award may be exercised within thirty (30) days, to the same extent that the Participant could have exercised the Award at the time of death, by the individual's estate or persons entitled to the Award through the terms of a will or by the operation of the laws of descent and distribution.

                          WHEN DO AWARDS TERMINATE?

     All Awards terminate at the end of the term established by the Administrator at the date of grant which may be no longer than ten years from the date of grant.

     If a Participant's relationship with the Company or a subsidiary is terminated for any reason (including by reason of death or disability) other than a Material Breach, the Participant (or his or her heirs in the case of death) may exercise his or her Award(s), solely to the extent that such person was entitled to do so at the date of such termination, at any time or from time to time within thirty (30) days after the date of such termination. To the extent not exercised within such thirty (30) day period, any such unexercised Awards will automatically terminate. In the event of a change in the Participant's relationship with the Company or any of its subsidiaries in which the Participant maintains or enters into a different contract or relationship with the Company or a subsidiary, the Administrator will determine whether these provisions are applicable. This includes a change by an Agent from one contract to a different contract that does not include a minimum production requirement.

     In the event of a Material Breach by a Participant that results in the termination of such Participant's relationship with the Company or a subsidiary of the Company, then any unexercised Awards granted to such Participant will automatically terminate on the date that the Company or the subsidiary gives notice to the Participant of such Material Breach and/or the termination of any contract with the Participant. "Material Breach" means any breach by the Participant, or if the Participant is a general agent of a subsidiary of the Company, the Participant's insurance agency, of a contract or an agreement with the Company or any of its subsidiaries which breach constitutes conduct by the Participant that is injurious to the Company or any of its subsidiaries, monetarily or otherwise, including any act of dishonesty or improper sales.

             WHAT HAPPENS IF THE PARTICIPANT'S RELATIONSHIP WITH
             THE COMPANY OR ANY OF ITS SUBSIDIARIES TERMINATES?

     The Participant will not be eligible to receive Awards that might have otherwise been awarded after the date of termination of such relationship. Any outstanding but unexercised Awards will terminate as described in the preceding paragraph.

          IS THE STATUS OF AN INDIVIDUAL HOLDING AN AWARD AFFECTED?

     No. The granting of an Award to a Participant does not confer any right to continue his or her relationship with the Company or its subsidiaries nor interfere in any way with the right of the Company or its subsidiaries to terminate its relationship with a Participant at any time.

                      WHAT HAPPENS TO THE AWARDS UPON A
                      CHANGE OF CONTROL OF THE COMPANY?

     In the event of a merger, consolidation of the Company or tender offer for shares of Common Stock, the Administrator has the power to make such adjustments to the Awards as he or she deems necessary or appropriate, including the substitutions of new Awards, the termination or adjustment of outstanding Awards and the acceleration or removal of restrictions on outstanding Awards.

            DOES A PARTICIPANT HAVE ANY RIGHTS AS A SHAREHOLDER?

     No. A Participant has no rights as a shareholder with respect to any shares of Common Stock subject to an Award until the date of issuance of such shares.

                      WHERE WILL THE SPECIFIC TERMS AND
                    CONDITIONS OF MY AWARD BE EXPLAINED?

     The terms and conditions governing each Award will be contained in an agreement or agreements between the Company and the Participant. The terms of the agreement(s) shall be in accordance with the terms of the Plan, but may include additional provisions and restrictions, at the Administrator's discretion, that are not inconsistent with the Plan.

   ARE THERE ANY OTHER CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE OR
             DELIVER COMMON STOCK UPON THE EXERCISE OF AN AWARD?

     The Company's obligation to issue or deliver shares of Common Stock upon the exercise of an Award is subject to applicable laws and the approval of applicable governmental and regulatory authorities, including the consent or approval of the Iowa Commissioner of Insurance, if necessary or appropriate. As previously noted, the Company has the sole discretion to deliver cash or shares of Common Stock upon the exercise of Stock Appreciation Rights.

                 ARE THERE ANY CONSIDERATIONS REGARDING THE
                          RESALE OF SHARES ISSUED?

     Shares of Common Stock acquired pursuant to the Plan may be sold publicly. However, shares owned by persons who may be deemed to be "affiliates" of the Company as defined in the

Rules of the Securities and Exchange Commission under the Securities Act may not be re-offered or resold except pursuant to a separate prospectus covering such shares, pursuant to Rule 144 of such Rules, or pursuant to another exemption from registration under the Securities Act.

                             TAX CONSIDERATIONS

                   WHAT TAX CONSIDERATIONS AFFECT OPTIONS?

     Options granted under the Plan are non-qualified options under the
Internal Revenue Code.   The grant of Options will not result in the
recognition of taxable income for federal income tax purposes. When an Option is exercised, the Participant recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. The Company will be entitled to an income tax deduction to the same extent and at the same time as income is recognized by the Participant.

     The tax basis of a share acquired by exercise of an Option with a cash payment will be its fair market value used to determine the amount of taxable income arising from the exercise of the Option. The holding period for purposes of determining whether a subsequent sale of such share results in the recognition of short-term or long-term capital gain or loss (the "holding period") will commence on the day of transfer of the share to the Participant.

     If a Participant delivers shares of Common Stock that he or she already owns ("previously owned stock") as payment of the exercise price of shares to be acquired by the exercise of an Option, such delivery will not result in the
recognition of a capital gain or loss on the previously owned stock.   The
number of option shares received in excess of the previously owned shares given up, in effect, are "purchased" with the untaxed appreciation on the previously owned stock. A Participant's tax basis and holding period for the number of shares received equal to the number of shares delivered will be the same as that for the shares delivered. A Participant's tax basis for shares received in excess of the number of shares delivered will equal the fair market value of such shares used to determine the amount of taxable income arising from the exercise of such Option. A Participant's holding period for such excess shares will commence on the date the shares are transferred to the Participant.

          WHAT TAX CONSIDERATIONS AFFECT STOCK APPRECIATION RIGHTS?

     Generally, no taxable income is realized upon the grant of a Stock Appreciation Right. A person granted a Stock Appreciation Right will realize ordinary income, and the Company will be allowed a deduction for federal income tax purposes, on the date the Stock Appreciation Right is exercised in an amount equal to the sum of any cash received plus the fair market value determined as of the date of exercise of any shares received. The tax basis of a share acquired by exercise of a Stock Appreciation Right will be its fair market value used to determine the amount of taxable income arising from the exercise of the Stock Appreciation Right, and the holding period for purposes of determining whether a subsequent sale of the share results in the recognition of short-term or long-term capital gain or loss will commence on the date of transfer of the share to the person exercising the Stock Appreciation Right.

              WHAT TAX CONSIDERATIONS AFFECT AWARDS GENERALLY?

     The Company will report the amount of taxable income arising from the exercise of an Option or a Stock Appreciation Right on IRS Form 1099. Holders of Options and Stock Appreciation Rights should consult their own tax advisors to determine the income tax consequences to the individual of holding and exercising any Awards granted under the Plan and of selling any stock acquired pursuant to such exercise, as well as to determine the effect on the individual of any state or local taxes.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

                            OTHER CONSIDERATIONS

     The Plan will continue in effect until all Awards granted under the Plan expire, provided that no option will be granted after February 12, 2009. The Administrator or the Board of Directors of the Company may at any time, amend, suspend or terminate the Plan in any respect except that no such action shall adversely affect or impair in any material respect any Award granted under the Plan without the consent of the Participant holding such Award.

                               USE OF PROCEEDS

     The Company will use any proceeds from the exercise of Awards for general corporate purposes.

                                LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company. Mr. Haggerty beneficially owns 3,000 shares of the Company's Common Stock and has options to purchase 10,000 shares. Mr. Haggerty is also in the process of purchasing and has committed to purchase shares of Common Stock and units of the Company's 7.00% Adjustable Conversion-rate Equity Security Units pursuant to the AmerUs Life Holdings, Inc. Executive Stock Purchase Plan.

                                   EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

           ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement:


     *Securities and Exchange Commission registration fee      $   514
     Legal fees and expenses                                    16,750
     Accounting fees and expenses                                   **
     Printing and engraving expenses                                **
     Blue Sky fees and expenses                                     **
     Miscellaneous                                                 700
        TOTAL                                                  $17,964

=
*    Actual; other expenses are estimated.
**   These expenses are nominal in amount.

            ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 851 of the Iowa Business Corporation Act ("IBCA") provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     The Company's Articles of Incorporation provide that the Company shall indemnify its directors to the fullest extent possible under the IBCA. The Company's By-laws extend the same indemnity to its officers. The Articles of Incorporation provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the IBCA provisions relating to improper distributions.

     The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Company has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Company's Articles of Incorporation and Iowa law.

            ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

     EXHIBIT NO.        DESCRIPTION
     ----------         -----------

        3.1         Amended and Restated Articles of Incorporation
                    (incorporated by reference from Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

        3.2         Bylaws (incorporated by reference from Exhibit
                    3.2 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

        4.1         Form of Stock Certificate for shares of Class A
                    Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

        4.2*        1999 Non-Employee Stock Option Plan

        5.1*        Opinion of Joseph K. Haggerty, Esq., Senior Vice
                    President and General Counsel, regarding the legality of the securities being issued hereunder.

        23.1*       Consent of Counsel (contained on Exhibit 5.1).

        23.2*       Consent of KPMG Peat Marwick LLP.

        24.1*       Power of Attorney (contained on the signature page).

     * Filed herewith.

                           ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, as of the 19th day of February, 1999.


                        By: /s/ Roger K. Brooks
                           -------------------------
                                Roger K. Brooks
                      Chairman of the Board, President and
                            Chief Executive Officer

     We, the undersigned officers and directors of AmerUs Life Holdings, Inc., hereby severally and individually constitute and appoint Michael G. Fraizer and James A. Smallenberger, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Form S-3 and all instruments necessary or advisable in connection therewith including, without limitation, a registration statement under Rule 462, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done on the premises as fully and to all intents and purposes of any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by or said attorneys and agents or each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


  Signature                       Title                        Date
  ---------                       -----                        ----

 /s/ Roger K. Brooks         Director, Chairman of the         February 19, 1999
--------------------------   Board, President and Chief
 Roger K. Brooks             Executive Officer (Principal
                             Executive Officer of AmerUs
                             Life Holdings, Inc.)


 /s/ Michael G. Fraizer      Senior Vice President             February 19, 1999
--------------------------   and Chief Financial Officer
 Michael G. Fraizer          (Principal Financial and
                             Accounting Officer of AmerUs
                             Life Holdings, Inc.)

/s/ Brenda J. Cushing        Vice President and Controller     February 19, 1999
--------------------------   (Principal Accounting Officer
 Brenda J. Cushing           of AmerUs Life Holdings, Inc.)


/s/ John R. Albers           Director                          February 19, 1999
--------------------------
 John R. Albers

/s/ Malcolm Candlish         Director                          February 19, 1999
--------------------------
 Malcolm Candlish

/s/ Maureen M. Culhane       Director                          February 19, 1999
--------------------------
 Maureen M. Culhane

/s/ Thomas F. Gaffney        Director                          February 19, 1999
--------------------------
 Thomas F. Gaffney

/s/ Sam C. Kalainov          Director                          February 19, 1999
--------------------------
 Sam C. Kalainov

/s/ Ralph W. Laster, Jr.     Director                          February 19, 1999
--------------------------
 Ralph W. Laster, Jr.

/s/ Jack C. Pester           Director                          February 19, 1999
--------------------------
 Jack C. Pester

/s/ John A. Wing             Director                          February 19, 1999
--------------------------
 John A. Wing

                                EXHIBIT INDEX

     EXHIBIT NO.    DESCRIPTION
     ----------     -----------

          3.1       Amended and Restated Articles of Incorporation
                    (incorporated by reference from Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          3.2       Bylaws (incorporated by reference from Exhibit
                    3.2 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          4.1       Form of Stock Certificate for shares of Class A
                    Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-12239)).

          4.2*      1999 Non-Employee Stock Option Plan

          5.1*      Opinion of Joseph K. Haggerty, Esq., Senior Vice
                    President and General Counsel, regarding the legality of the securities being issued hereunder.

          23.1*     Consent of Counsel (contained on Exhibit 5.1).

          23.2*     Consent of KPMG Peat Marwick LLP.

          24.1*     Power of Attorney (contained on the signature page).


     * Filed herewith.